UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ATLAS TECHNICAL CONSULTANTS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-16(i)(1) and 0-11.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2023

ATLAS TECHNICAL CONSULTANTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38745	83-0808563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13215 Bee Cave Parkway, Building B, Suite 230 Austin, Texas	78738
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 851-1501

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ATCX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on January 30, 2023, Atlas Technical Consultants, Inc., a Delaware corporation (“Atlas” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among GI Apple Midco LLC (“Parent”) and GI Apple Merger Sub LLC (“Merger Sub”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned direct subsidiary of Parent (the “Merger”).

In connection with the Merger, on February 14, 2023, Atlas filed a preliminary proxy statement (the “Preliminary Proxy Statement”) with the Securities and Exchange Commission (“SEC”), and on February 28, 2023, Atlas commenced mailing of its definitive proxy statement (the “Proxy Statement”), dated as of February 28, 2023.

Litigation Related to the Merger

Since the filing of the Preliminary Proxy Statement, six complaints have been filed in federal courts in Delaware and New York by purported Atlas stockholders against Atlas and members of the Atlas board of directors in connection with the Merger: Ryan O’Dell v. Atlas Technical Consultants, et al., Civil Action No. 23-cv-1311 (filed February 15, 2023), Terry Johns, Jr. v. Atlas Technical Consultants, et al., Civil Action No. 2023-0266-KSJM (filed March 2, 2023), Richard Lawrence v. Atlas Technical Consultants, et al., Case No. 1:23-cv-00234-UNA (filed March 2, 2023), Catherine Coffman v. Atlas Technical Consultants et al., Case No. 1:23-cv-01812 (filed March 2, 2023), Joseph Sheridan v. Atlas Technical Consultants, et al., Civil Action No. 1:23-cv-01911 (filed March 6, 2023) and Stephen Bushansky v. Atlas Technical Consultants, et al. Case No. 1:23-cv-01987 (filed March 8, 2023) (collectively, the “Stockholder Litigation”). Additionally, on February 21, 23, and 24, 2023 and March 2, 2023, eight purported Atlas stockholders separately sent demand letters alleging insufficiencies in the disclosures in the Preliminary Proxy Statement and/or the Proxy Statement in violation of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-9 promulgated thereunder (such letters, the “Demand Letters” and collectively with the Stockholder Litigation, the “Litigation Matters”). The plaintiffs in the Stockholder Litigation seek various remedies, including an order enjoining the defendants from proceeding with the Merger, requiring the defendants to disclose allegedly material information that was allegedly omitted from the Proxy Statement, rescinding the Merger in the event that it is consummated or granting rescissory damages, declaring that the defendants violated Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder, awarding costs, including attorneys’ and expert fees and expenses, and granting such other and further relief as the court may deem just and proper.

Atlas believes that the claims asserted in the Litigation Matters are without merit and no additional disclosures are required under applicable laws. However, in order to avoid the risk of the Litigation Matters delaying or adversely affecting the Merger and to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, Atlas has determined to voluntarily make the following supplemental disclosures to the Proxy Statement, as described in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, Atlas specifically denies all allegations in the Litigation Matters that any additional disclosure was or is required.

These supplemental disclosures will not change the consideration to be paid to Atlas stockholders in connection with the Merger or the timing of the special meeting of Signify stockholders (the “Special Meeting”) to be held virtually on March 29, 2023, at virtualshareholdermeeting.com/ATCX2023SM at 10:00 AM, Central Time. The Special Meeting can be accessed by visiting virtualshareholdermeeting.com/ATCX2023SM. The Atlas board of directors continues to unanimously recommend that you vote “FOR” the proposals to be voted on at the Special Meeting described in the Proxy Statement.

SUPPLEMENT TO PROXY STATEMENT

Atlas is supplementing the Proxy Statement with certain additional information set forth below. These disclosures should be read in connection with the Proxy Statement, which should be read in its entirety. All page references are to pages in the Proxy Statement, and terms used below, unless otherwise defined, have the meanings set forth in the Proxy Statement.

The last sentence of the seventh full paragraph on page 29 under “The Merger – Background of the Merger” is hereby amended and supplemented as follows:

Of the parties contacted by BofA Securities on behalf of the Company, twenty-eight prospective bidders, including GI Partners, Party A, Party B, Party C, Party D, Party E, Party F, Party G and Party H, expressed interest and executed confidentiality agreements and each included a prohibition on the counterparty contacting debt or equity financing sources without the Company’s prior approval, as well as a standstill provision, key provisions of which would automatically expire in the event the Company were to enter into a definitive agreement relating to certain extraordinary transactions, including the Merger Agreement.

The seventh paragraph on page 30 under “The Merger – Background of the Merger” is hereby amended and supplemented as follows:

That same day, the Board convened a special meeting via videoconference to discuss with members of the Company’s senior management and representatives of each of BofA Securities and Kirkland the status of the sale process, the engagement with the bidders to date and selected feedback given by bidders. By this point, written preliminary indications of interest had been submitted by eight bidders to acquire the Company in an all-cash transaction and one bidder to acquire the Company in a stock-for-stock exchange. The all-cash indications of interest, each of which was preliminary in nature and made subject to further due diligence, included valuations of the Company at per share prices between $8.00 and $11.00 per share of Company Common Stock in cash and were subject to, among other qualifications, completing due diligence and obtaining financing commitments. The stock-for-stock exchange with a valuation of $12.00 per share of Company Common Stock reflected in Party F’s indication of interest was separately evaluated on its merits given its proposed exchange of the Company existing debt for shares of Party F’s stock. The Board determined that given the low probability that lenders would accept publicly traded stock in satisfaction of outstanding debt, a transaction with Party F was unlikely to be consummated on such terms and that Party F should not receive additional confidential information of the Company given the low probability of success. Following discussion among the Board, the Board supported the inclusion of GI Partners, Party A, Party B, Party D and Party E into the next round of the sale process of the Company, noting that each of Party C, ~~Party F,~~ Party G and Party H’s proposals were at least $1.00 per share of Company Common Stock below the lowest bidder that was advanced to the next round. Shortly following the meeting of the Board, on behalf of Company and consistent with the Board’s directives, representatives of BofA Securities informed GI Partners, Party A, Party B, Party D and Party E that they would be included in the next round of the sale process and informed Party C, Party G and Party H that they were not invited to continue participating in the process because their proposals reflected valuations lower than $10.00 per share of Company Common Stock. On behalf of the Company and consistent with the Board’s directives, on December 6, 2022, representatives of BofA Securities also informed Party F that it was not invited to continue participating in the sale process given the Board’s determination that the stock-for-stock exchange reflected in Party F’s indication of interest was disadvantaged relative to the all-cash indications of interest received by the Company, including as a result of the execution challenges to the exchange of Party F’s stock for the Company’s existing debt, as contemplated by Party F’s indication of interest.

The table “Base Case Projections” on page 40 is hereby amended in its entirety:

Base Case Projections

	Q2-Q4 2023E Stub	2024E	2025E	2026E	2027E
	(in millions)
Gross Revenue	496	687	729	759	786
Net Revenue	398	557	591	615	638
Gross Margin	234	323	344	359	373
Adj. EBITDA(1)	79	110	123	132	138
Taxes	(13)	(20)	(23)	(25)	(26)
Changes in Net Working Capital	9	(6)	(7)	(7)	(7)
Capex	(6)	(8)	(8)	(9)	(9)
Unlevered Free Cash Flow	63	68	76	83	87

(1)	Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization before stock-based compensation expense and other one-time expenses.

The table “Illustrative Growth/M&A Case Projections” on page 41 is hereby amended in its entirety:

Illustrative Growth/M&A Case Projections

	2024E	2025E	2026E
	(in millions)
Gross Revenue	868	1,041	1,210
Net Revenue	703	844	981
Gross Margin	407	491	571
Adj. EBITDA(1)	139	173	204
Changes in Net Working Capital	(18)	(25)	(26)
Capex(2)	(10)	(12)	(14)

(1)	Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization before stock-based compensation expense and other one-time expenses.
(2)	Excludes M&A-related Capex.

The first sentence of the second full paragraph on page 42 is hereby amended and supplemented as follows:

Adjusted EBITDA, Taxes, Change in Net Working Capital, Unlevered Free Cash Flow and Capex contained in the Management Projections set forth above, are “non-GAAP financial measures,” which are financial performance measures that are not calculated in accordance with GAAP.

The third full paragraph on page 42 is hereby amended and supplemented as follows:

In addition, the Management Projections have not been updated or revised to reflect information or results after the date on which they were prepared by the Company in the last quarter of 2022 or as of the date of this proxy statement, and except as required by applicable securities laws, the Company does not intend to update or otherwise revise the Management Projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the underlying assumptions are shown to be inappropriate.

The third sentence of the third paragraph under “The Merger – Opinion of Company’s Financial Advisor – Financial Analyses – Selected Public Companies Analysis” on page 46 is hereby amended and supplemented as follows:

BofA Securities noted that the calendar year 2023 and calendar year 2024 estimated adjusted EBITDA multiples observed for Atlas were 7.8x and 6.9x, respectively. BofA Securities then applied, based on BofA Securities’ professional judgment, a selected range of calendar year 2023 and calendar year 2024 estimated adjusted EBITDA multiples derived from the selected companies of 7.8x to 12.7x and 6.9x to 11.7x, respectively, to corresponding data of Atlas.

The first sentence of the fifth paragraph under “The Merger – Opinion of Company’s Financial Advisor – Financial Analyses – Selected Public Companies Analysis” on page 46 is hereby amended and supplemented as follows:

No company used in this analysis is identical or directly comparable to Atlas nor, except for the ranges of multiples applied in the selected public companies analysis described above, were individual multiples derived for the selected companies independently determinative of the results derived from such analysis.

The second sentence of the third paragraph under “The Merger – Opinion of Company’s Financial Advisor – Financial Analyses – Selected Precedent Transactions Analysis” on page 47 is hereby amended and supplemented as follows:

BofA Securities then applied, based on BofA Securities’ professional judgment, a selected range of latest 12 months adjusted EBITDA multiples derived from the selected transactions of 7.6x to 10.5x to the latest 12 months estimated adjusted EBITDA (as of March 31, 2023) of Atlas.

The first sentence of the fifth paragraph under “The Merger – Opinion of Company’s Financial Advisor – Financial Analyses – Selected Precedent Transactions Analysis” on page 47 is hereby amended and supplemented as follows:

No company, business or transaction used in this analysis is identical or directly comparable to Atlas or the Merger nor, except for the ranges of multiples applied in the selected precedent transactions analysis described above, were individual multiples derived for the selected precedent transactions independently determinative of the results derived from such analysis.

The third sentence of the paragraph under “The Merger – Opinion of the Company’s Financial Advisor – Financial Analyses – Discounted Cash Flow Analysis” beginning on page 47 is hereby amended and supplemented as follows:

BofA Securities calculated terminal values for Atlas by applying to Atlas’ estimated unlevered, after-tax free cash flows for the fiscal year ending December 31, 2027 a ~~selected~~ range of perpetuity growth rates of 2.0% to 3.0% selected based on BofA Securities’ professional judgment.

The fourth sentence of the paragraph under “The Merger – Opinion of the Company’s Financial Advisor – Financial Analyses – Discounted Cash Flow Analysis” beginning on page 47 is hereby amended and supplemented as follows:

The cash flows and terminal values were then discounted to present value (as of March 31, 2023) using a selected range of discount rates of 8.9% to 10.9% derived from a weighted average cost of capital calculation.

The first sentence of the first paragraph under “The Merger – Opinion of the Company’s Financial Advisor – Miscellaneous” on page 48 is hereby amended and supplemented as follows:

Atlas has agreed to pay BofA Securities for its services as financial advisor to Atlas in connection with the Merger an aggregate fee currently estimated to be approximately $10.5 million, of which ~~a portion~~ $2.5 million was payable upon delivery of BofA Securities’ opinion and approximately $8 million is contingent upon consummation of the Merger.

Forward-Looking Statements

Information set forth in this Current Report on Form 8-K, including statements as to the expected timing, completion, and effects of the proposed transactions contemplated by the Merger Agreement, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by the fact that they use words such as “may,” “will,” “could,” “should,” “would,” “expect,” “anticipate,” “intend,” “estimate,” “believe” or similar expressions. Any forward-looking statements contained herein are based on current plans and expectations and involve risks and uncertainties that could cause actual outcomes and results to differ materially from current expectations. These forward-looking statements are subject to risks and uncertainties, and actual results might differ materially from those discussed in, or implied by, the forward-looking statements. Such forward-looking statements may include, but are not limited to, statements about the anticipated benefits of the Merger, including future financial and operating results, expected synergies and cost savings related to the Merger, the plans, objectives, expectations and intentions of Atlas, Parent and the combined company, the expected timing of the completion of the Merger, the effect, impact, potential duration or other implications of the COVID-19 pandemic and any expectations we may have with respect thereto, the ability to recognize the anticipated benefits of our past acquisitions, which may be affected by, among other things, competition, the ability of Atlas to grow and manage growth profitably, maintain relationships with customers and suppliers and retain management and key employees, changes adversely affecting the business in which we are engaged, changes in applicable laws or regulations, the possibility that Atlas may be adversely affected by other economic, business, and/or competitive factors and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of Atlas or Parent, as applicable, and are qualified by the inherent risks and uncertainties surrounding future expectations generally, and actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Neither Atlas nor Parent, nor any of their respective directors, executive officers or advisors, provide any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the risk that Atlas’s stockholders may not adopt the Merger Agreement, the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, risks that any of the closing conditions to the Merger may not be satisfied or waived in a timely manner, risks related to disruption of management time from ongoing business operations due to the Merger, the effect of the announcement of the Merger on the ability of Atlas to retain customers and retain and hire key personnel and maintain relationships with its suppliers and other business partners, and on their operating results and businesses generally, the risk that potential litigation in connection with the Merger may affect the timing or occurrence of the Merger or result in significant costs of defense, indemnification and liability and transaction costs.

The forward-looking statements are based on the beliefs and assumptions of Atlas’s management and the information available to Atlas’s management as of the date of this Current Report on Form 8-K. Atlas cautions investors not to place undue reliance on expectations regarding future results, levels of activity, performance, achievements or other forward-looking statements. The information contained in this document is provided by Atlas as of the date hereof, and, unless required by law, Atlas does not undertake and specifically disclaims any obligation to update these forward-looking statements contained in this document as a result of new information, future events or otherwise.

Discussions of additional risks and uncertainties are and will be contained in Atlas’s filings with the SEC, including but not limited to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Atlas’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in its subsequently-filed Quarterly Reports on Form 10-Q. You can obtain copies of Atlas’s filings with the SEC for free at the SEC’s website (www.sec.gov).

Certain Information Regarding Participants

Atlas and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Atlas’s stockholders in connection with the Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Atlas’s stockholders in connection with the Merger are set forth in the Proxy Statement. Additional information regarding these individuals and any direct or indirect interests they may have in the Merger are set forth in the Proxy Statement. Information relating to the foregoing can also be found in Atlas’s Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on March 16, 2022, and in its proxy statement for the 2022 Annual Meeting, which was filed with the SEC on April 26, 2022. To the extent holdings of Atlas’s securities have changed since the amounts printed in the proxy statement for the 2022 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 and Form 5 filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. These documents will be available free of charge from the sources indicated below.

Important Information and Where to Find It

This communication is being made in respect of the Merger involving Parent and Atlas. Atlas filed with the SEC the Proxy Statement in connection with the solicitation of proxies for the Special Meeting. The Proxy Statement was sent to the stockholders of Atlas on or about February 28, 2023. Atlas will file with the SEC any other necessary and relevant documents with respect to the Special Meeting. INVESTORS AND STOCKHOLDERS OF ATLAS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS, WHEN THEY ARE AVAILABLE, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ATLAS, THE GI PARTNERS PRIVATE EQUITY FUNDS ACQUIRING ATLAS AND THE MERGER.

Investors and security holders can obtain these materials and other relevant documents filed with the SEC, when they are available, free of charge at the SEC’s website, www.sec.gov. In addition, copies of the Proxy Statement may be obtained free of charge by accessing Atlas’s website at www.oneatlas.com or by contacting Atlas’s investor relations department by email at ir@oneatlas.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2023

ATLAS TECHNICAL CONSULTANTS, INC.

By:	/s/ L. Joe Boyer
Name:	L. Joe Boyer
Title:	Chief Executive Officer